Exhibit 10.2
CA, INC.
2003 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
Amended and Restated dated December 31, 2010

i

ii

CA, INC.
AMENDED AND RESTATED 2003 COMPENSATION PLAN FOR NON-EMPLOYEE
DIRECTORS
ARTICLE I
ESTABLISHMENT AND PURPOSE
     1.01 Purpose. The purposes of the Plan are to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the welfare, growth and continued business success of the Company will be of benefit to the Company.
     1.02 Effective Date; Stockholder Approval. The Plan is effective as of the date of the Company’s 2003 Annual Meeting of Stockholders, subject to the approval by a vote at such Annual Meeting, or any adjournment of such meeting, of the holders of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote at such meeting. If such approval is not obtained, the Plan shall have no effect.
ARTICLE II
DEFINITIONS
     For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage and context:
     2.01 “Annual Meeting” means the Annual Meeting of Stockholders of the Company, as specified in the Company’s By-Laws.
     2.02 “Board” means the board of directors of the Company.
     2.03 “Change in Control” means the happening of any of the following events:
     (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.03; or
     (b) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such individuals shall be hereinafter collectively referred to as the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, for purposes of this Section 2.03, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a majority of the individuals who comprise the Incumbent Board and who are also members of the Board, shall be considered as though such individual was a member of the Incumbent

Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or
     (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as the result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     2.04 “Code” means the Internal Revenue Code of 1986, as amended.
     2.05 “Committee” means the Corporate Governance Committee of the Board, any successor committee or subcommittee of the Board, or any other committee of the Board authorized or instructed by the Board to administer the Plan.
     2.06 “Company” means CA, Inc.
     2.07 “Deferred Stock Compensation Account” or “Account” means the bookkeeping account maintained by the Company to track Stock Deferrals in accordance with Section 4.03. A separate Deferred Stock Compensation Account shall be maintained for each Eligible Director.
     2.08 “Director Fees” means an Eligible Director’s fees payable for services as a member of the Board and as a member of any committee thereof.
     2.09 “Director Service Year” Beginning on the date of the 2010 Annual Meeting, “Director Service Year” shall coincide with the calendar year and starting on January 1, 2011 shall mean, with respect to an Eligible Director, the period beginning on the later of (i) January 1st or (ii) the date such Eligible Director is first deemed to be a member of the Board (as determined in accordance with Section 2.11) and ending on the earlier of (x) December 31st of the same calendar year or (y) the date the Eligible Director ceases to be an Eligible Director for any reason. For the period of time following the 2010 Annual Meeting through December 31, 2010, “Director Service Year” shall mean, with respect to an Eligible Director, the period beginning on the later of (i) the date of the 2010 Annual Meeting or (ii) the date such Eligible Director is first deemed to be a member of the Board (as determined in accordance with Section 2.11) and ending on the earlier of (x) December 31, 2010 or (y) the date the Eligible Director ceases to be an Eligible Director for any reason. For purposes of the Plan, a Director Service Year in respect of an Eligible Director may be less than one year.
     2.10 “Disabled” or “Disability” means permanently and totally disabled within the meaning of Section 22(e) of the Code.
     2.11 “Eligible Director” means any member of the Board, elected or appointed, who (i) is not an employee of the Company or a Related Company, (ii) is not a party to a separately compensated consulting arrangement with the Company and (iii) does not hold a paid directorship or paid advisory position with any organization of which another director of the Company is an executive officer. An individual who is elected to the Board at an Annual Meeting shall be deemed to be a member of the Board as of the date of such Annual Meeting. An individual who is appointed to the Board between Annual Meetings shall be deemed to become a member of the Board as of the date of the first meeting of the Board (or any committee thereof to which such individual has been appointed) that occurs on or after the date of such appointment, whether or not the individual participates in such meeting. An individual shall cease to be an Eligible Director on the date his or her Board membership is terminated for any reason, including without limitation, resignation, removal, death or Disability.
     2.12 “Fair Market Value” means the closing sales price of a Share as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on such date, on the next preceding day on which sales of Shares were reported.
     2.13 “Payment Commencement Date” means the first business day of the calendar year following the Director Service Year in which the Eligible Director ceases to be a member of the Board for any reason, including without limitation, resignation, removal, death or Disability, provided that such cessation of Board service must constitute a “separation from service” within the meaning of Section 409A of the Code.
     2.14 “Plan” means the CA, Inc. Amended and Restated 2003 Compensation Plan For Non-Employee Directors, as set forth in this document and as may be amended from time to time.
     2.15 “Related Company” means a consolidated subsidiary of the Company for purposes of reporting in the Company’s consolidated financial statements.
     2.16 “Rights Agreement” means the Rights Agreement dated June 18, 1991, as amended from time to time, between the Company and Mellon Investor Services LLC (as successor rights agent to Manufacturers Hanover Trust Company).
     2.17 “Shares” means shares of Common Stock, $.10 par value per share, of the Company.
     2.18 “Stock Deferral” means the deferral of the issuance of Shares by the Company to an Eligible Director in accordance with Section 4.03 of the Plan.
ARTICLE III
ADMINISTRATION
     3.01 The Committee. The Plan shall be administered by the Committee.
     3.02 Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (1) interpret the Plan; (2) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any rules or regulations relating to the Plan; (3) in accordance with Article V, make such adjustments to the Plan

(including but not limited to adjustment of the number of Shares available under the Plan, that underlie any Stock Deferral or that are credited to a Deferred Stock Compensation Account) as may be appropriate; and (4) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
     3.03 Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.
     3.04 No Liability; Indemnification. No member of the Committee, nor any person acting under the authority of the Committee in respect of the Plan, shall be liable for any losses incurred by any person resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Stock Deferral. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was a member of the Committee or is or was acting under the authority of the Committee.
ARTICLE IV
DIRECTOR FEES
     4.01 Eligibility. Each non-employee director of the Company shall be entitled to Director Fees under the Plan in respect of each Director Service Year during which he or she is an Eligible Director.
     4.02 Director Fees. Director Fees payable under the Plan shall be subject to the following terms and conditions:
     (a) Amount of Director Fees. Subject to Paragraph (d) of this Section 4.02, each Eligible Director’s annual Director Fees for a Director Service Year shall initially be set at $150,000; provided, however, that the Board may from time to time, at the recommendation of the Committee, change the amount of Director Fees that will be payable in respect of a Director Service Year; and provided further, however, that the Board may from time to time, at the recommendation of the Committee, authorize the payment of additional fees to the chair of any committee of the Board who is an Eligible Director or to an Eligible Director serving as the lead director.
     (b) Form of Payment. Except to the extent that an Eligible Director has elected to receive a portion of his or her annual Director Fees in cash pursuant to Section 4.04, Director Fees shall be paid exclusively in Stock Deferrals, in accordance with Section 4.03.
     (c) Timing of Payments. Unless the Committee determines otherwise, subject to Paragraph (d) of this Section 4.02,
          (i) that portion of an Eligible Director’s Director Fees for a Director Service Year that are payable in Stock Deferrals shall be credited in arrears to such Eligible Director’s Deferred Stock Compensation Account in accordance with Section 4.03 in substantially equal quarterly amounts as of the last business day of each fiscal quarter of the Company that ends within such Director Service Year and
          (ii) that portion of an Eligible Director’s Director Fees for a Director Service Year that is subject to a cash election made in accordance with Section 4.04 shall be paid in arrears in substantially equal quarterly cash payments as of the last business day of each fiscal quarter of the Company that ends within such Director Service Year, but in no event shall any such cash payments be paid later than two and one-half (2 1/2) months after the end of the calendar year in which the Director Service Year for which such Director Fees were earned.
     (d) Pro-Ration and Adjustment for Short Director Service Years. In the event that a Director Service Year of an Eligible Director is less than 12 months, the amount of Director Fees payable to such Eligible Director in respect of such Director Service Year (and the number, amount and timing of quarterly payments of such Director Fees) shall be subject to pro-ration and adjustment in such manner as the Committee, in its discretion, deems appropriate to reflect such short Director Service Year.
     (e) Reports to Eligible Directors. As soon as practical after the close of each fiscal quarter of the Company, the Company shall provide to each Eligible Director a report containing such information regarding his or her Deferred Stock Compensation Account, and changes therein during such quarter, as the Committee deems appropriate.
     4.03 Stock Deferrals. Stock Deferrals credited under the Plan shall be subject to the following terms and conditions:
     (a) General. On each day that Stock Deferrals are scheduled to be credited in accordance with Paragraph (c) of Section 4.02, the Company shall credit each Eligible Director’s Deferred Stock Compensation Account with a Stock Deferral of a number of Shares (including fractional Shares) equal to (x) the dollar amount of Director Fees payable as Stock Deferrals on such date to the Eligible Director pursuant to Section 4.02 divided by (y) the Fair Market Value of a Share on such date.
     (b) Dividends on Deferred Shares. If a dividend or distribution is paid on Shares in cash or property other than Shares, then, unless the Committee determines otherwise, each Eligible Director shall, on the date of payment of the dividend or distribution to the holders of Shares, be paid in cash an amount equal to (x) the number of Shares in respect of Stock Deferrals that have been credited to such Eligible Director’s Deferred Stock Compensation Account as of the date fixed for determining the stockholders entitled to receive the dividend or distribution multiplied by (y) the amount of the dividend or distribution paid per Share. If the dividend or distribution is paid in property, the amount of the dividend or distribution for purposes of the foregoing calculation shall be the fair market value of the property on the date on which such dividend or distribution is paid. Amounts remaining in an Eligible Director’s Deferred Stock Compensation Account pending completion of installment payments elected pursuant to Paragraph (d) of this Section 4.03 shall continue to be subject to this Paragraph (b) until such Deferred Stock Compensation Account is fully distributed.
     (c) Payment of Stock Deferrals. Subject to Paragraph (d) of this Section 4.03, Shares in respect of Stock Deferrals credited to a Deferred Stock Compensation Account shall be issued in one lump-sum on the Payment Commencement Date, but in no event shall any such Shares be issued later than two and one-half (2 1/2) months after the end of the calendar year in which the Payment Commencement Date occurs.
     (d) Election to Receive Installment Payments. Election to Receive Installment Payments. An Eligible Director may elect, on a form and manner prescribed by the Committee, to be issued Shares in respect of his or her Stock Deferrals in annual installments rather than a lump sum, provided, however, that (i) such election is made and received by the Committee prior to December 31 of the year preceding the Director Service Year to which such Stock Deferrals pertain, and (ii) the payment period for the installment payments does not exceed ten (10) years following the Payment Commencement Date.
     (e) Hardship Withdrawals. Upon the request of an Eligible Director, if the Committee determines that the Eligible Director is confronted with an unforeseeable emergency, the Committee may, in its sole and absolute discretion, permit the issuance of Shares in respect of Stock Deferrals credited to a Deferred Stock Compensation Account prior to the Payment Commencement Date or, in the case of installment payments elected pursuant to Paragraph (d) of this Section 4.03, after the Payment Commencement Date but prior to the complete payment of the Eligible Director’s Deferred Stock Compensation Account

balance. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Eligible Director, and that would result in severe financial hardship to the Eligible Director resulting from an illness or accident of the Eligible Director, the Eligible Director’s spouse, the Eligible Director’s beneficiary, or the Eligible Director’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code); loss of the Eligible Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the service provider. In addition, the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Finally, the need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)) of the Code may also constitute an unforeseeable emergency. The Eligible Director shall provide to the Committee such evidence as the Committee, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the number of Shares necessary to meet the unforeseen financial hardship if the Eligible Director has an unexpected need for cash to pay for expenses incurred by him or her or a member of his or her immediate family (spouse and/or natural or adopted children), such as those arising from illness, casualty loss or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseen financial emergency.
The Shares subject to the hardship withdrawal shall be issued as soon as practicable after the Board approves the payment and determines the number of Shares that shall be withdrawn in a single lump sum from the Eligible Director’s Deferred Stock Compensation Account. An Eligible Director shall not participate in any decision of the Board regarding such Eligible Director’s request for a hardship withdrawal under this Section 4.03(e).
     4.04 Election to Receive Cash in Lieu of Stock Deferrals. In lieu of Stock Deferrals, an Eligible Director may elect to receive up to a maximum 50% of each quarterly payment of his or her Director Fees payable in respect of a Director Service Year in cash, provided however, that starting with elections made for Director Service Years beginning on or after January 1, 2011, the Committee may determine that such maximum cash percentage shall be less than 50%. If no cash election is in force for an Eligible Director in respect of a Director Service Year, payment of Director Fees to such Eligible Director for such Director Service Year shall be made exclusively in Stock Deferrals in accordance with Section 4.02. Cash elections under the Plan shall be subject to the following terms and conditions:
     (a) Form and Manner of Cash Elections. Elections to receive cash payments in lieu of Stock Deferrals shall be made on the form and in the manner prescribed by the Committee for this purpose.
     (b) Timing of Cash Elections. Except as provided in the following sentence, cash elections in respect of a Director Service Year must be made and received by the Company prior to December 31 of the year immediately preceding the first day of such Director Service Year. Notwithstanding the foregoing, a cash election in respect of either the Director Service Year beginning on the effective date of the Plan or, if later, an Eligible Director’s first Director Service Year under the Plan, must be made and received by the Company within 30 days after the start of such Director Service Year. Elections made after the election deadline for a Director Service Year shall be void as to that Director Service Year. Cash elections in respect of a Director Service Year may not be revoked or modified on or after the election deadline for such Director Service Year.
     (c) Subsequent Elections. An Eligible Director’s cash election in respect of a Director Service Year shall remain in full force and effect as to the next succeeding Director Service Year, and all subsequent Director Service Years, unless the Eligible Director submits, prior to December 31 of the year immediately preceding the first day of any such subsequent Director Service Year, a new election revoking or modifying the Eligible Director’s existing cash election. For the avoidance of doubt, subsequent elections shall only be applied on a prospective basis and shall not modify or revoke any elections made with respect to a current or prior Director Service Year.
     (d) Timing of Cash Payments. Cash payments pursuant to this Section 4.04 shall be made in accordance with Paragraph (c) of Section 4.02.
ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS
     5.01 Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. Subject to adjustment in accordance with Section 5.03, the total number of Shares that may be issued under the Plan may equal but shall not exceed in the aggregate 200,000 Shares. Moreover, any Shares that have been approved by Company shareholders for issuance under the Company’s 2002 Compensation Plan For Non-Employee Directors (the “2002 Plan”), but which have not been awarded under such 2002 Plan (or have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of Shares or otherwise) and which are no longer available for issuance under such 2002 Plan for any reason (including, without limitation, the termination of such 2002 Plan) shall be available for issuance under this Plan in addition to the 200,000 Shares reserved hereunder.
     5.02 Adjustments. In the event of a change in the outstanding Shares by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, or in the number or kind of Shares underlying a Stock Deferral or credited to a Deferred Stock Compensation Account, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.
     5.03 Consolidation; Merger or Sale of Assets. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company’s assets (as an entirety) or capital stock to another person, any Stock Deferral credited hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Eligible Director would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction.
     5.04 Fractional Shares. No fractional Shares shall be issued under the Plan. In the event that an Eligible Director acquires the right to receive a fractional Share under the Plan, such Eligible Director shall receive, in lieu of such fractional Share, cash equal to the Fair Market Value of the fractional Share as of the date of settlement.

ARTICLE VI
AMENDMENT AND TERMINATION
     6.01 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan or materially modifies the eligibility requirements for participation in the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Eligible Director with respect to any Stock Deferral theretofore credited to the Eligible Director’s Deferred Stock Compensation Account without such Eligible Director’s written consent. For purposes of the preceding sentence, an amendment that accelerates the time period within which any installment payments elected pursuant to Section 4.03(d) shall be paid shall not be considered an amendment that adversely affects a right of such Eligible Director with respect to any Stock Deferral.
     6.02 Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:
     (a) the adoption of a resolution of the Board terminating the Plan; or
     (b) the 10-year anniversary of the date of the Company’s 2003 Annual Meeting. No Director Fees shall be paid and no Stock Deferrals shall be credited to any Deferred Stock Compensation Accounts under this Plan after it has been terminated. However, the termination of the Plan shall not alter or impair any of the rights or obligations of any person, without such person’s consent, under any Deferred Stock Compensation Account under the Plan; except, however, that the Board, in its sole discretion, may, at any time after the termination of the Plan and without the consent of the affected individuals, accelerate the time period within which any installment payments elected pursuant to Section 4.03(d) shall be paid, or determine that the remaining balance of Deferred Stock Compensation Accounts under the Plan shall be paid in one lump sum on such date as the Board shall determine. Subject to the preceding sentence, any existing Stock Deferrals shall remain in effect and shall continue to be governed by the terms of the Plan after the Plan is terminated.
ARTICLE VII
GENERAL PROVISIONS
     7.01 Nontransferability of Awards. The rights to receive Shares hereunder shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution, by an Eligible Director, and no other persons shall otherwise acquire any rights therein. Nothing in the preceding sentence, however, shall bar the payment of all or a portion of an Eligible Director’s Director Fees or Deferred Stock Compensation Account balance to such Eligible Director’s spouse pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code.
     7.02 No Implied Rights. Neither the establishment and subsequent operation of the Plan, nor the payment of Director Fees, nor the crediting of Stock Deferrals to a Deferred Stock Compensation Account, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an individual has a right to continue as a Director for any period of time or at any particular rate of compensation.
     7.03 No Rights as Stockholders. Neither the recipient of a Stock Deferral under the Plan nor such person’s successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares underlying such Stock Deferral unless and until such time as certificates for the Shares are registered in such person’s name.

     7.04 Nature of Payments. All Director Fees payable pursuant to the Plan are in consideration of services rendered for the Company as member of the Board.
     7.05 Nature of Deferred Stock Compensation Accounts. Deferred Stock Compensation Accounts established and maintained under the Plan, and all credits and adjustments to such Accounts, shall be bookkeeping entries only and reflect a mere unfunded and unsecured promise by the Company to issue Shares in the future. No Shares or other assets or funds of the Company shall be removed from the claims of the Company’s general or judgment creditors or otherwise be made available until Shares are actually issued to Eligible Directors or their heirs as provided herein. The Eligible Directors and their heirs shall have the status of, and their rights to be issued Shares in settlement of amounts credited to their Deferred Stock Compensation Accounts shall be no greater than the rights of, general unsecured creditors of the Company. The Company may, however, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code.
     7.06 Securities Law Compliance. The obligation of the Company to issue Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by counsel to the Company, (ii) the condition that the Shares shall have been be listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, upon which Shares may then be listed, and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.
     Stock Deferrals under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If any provision of this Plan or of any grant of a Stock Option would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.
     7.07 Section 409A of the Code To the extent an Eligible Director would otherwise be entitled to any payment that, under this Plan, constitutes “deferred compensation” subject to Section 409A of the Code, such payments shall be paid or provided to an Eligible Director only upon a “separation from service” as defined in Treasury Regulation §1.409A-1(h). Notwithstanding anything to the contrary in the Plan or elsewhere, any payment or benefit under this Plan that is exempt from Section 409A of the Code pursuant to Treasury Regulation §1.409A-1(b)(9)(v)(A) or (C) shall be paid or provided to the Eligible Director only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the Eligible Director’s second taxable year following the taxable year in which the “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third taxable year following the taxable year in which an Eligible Director’s “separation from service” occurs. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Plan is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which an Eligible Director incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. The Plan will be interpreted and administered in a manner consistent with Section 409A of the Code.
     7.08 Governing Law; Severability. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of New York and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.